Exhibit 10.2
THE AZEK COMPANY INC.
EXECUTIVE SEVERANCE PLAN
PARTICIPATION AGREEMENT
This Participation Agreement (this “Agreement”) is made and entered into by and between Jesse Singh (the “Participant”) and The AZEK Company Inc. (the “Company”) effective as of December 16, 2024.
The Company maintains the AZEK Company Inc. Executive Severance Plan (as amended from time to time, the “Plan”). Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Plan. The Plan provides severance payments and benefits in connection with a Participant’s Qualifying Termination or CIC Qualifying Termination.
By signing this Agreement, the Participant acknowledges and agrees that he or she has read and understands all of the terms of the Plan and this Agreement, including the covenants set forth in Appendix A attached hereto, and that the Participant agrees to participate in the Plan in Tier 1. The Participant acknowledges and agrees that such participation is subject to the terms and conditions of the Plan.
Definitions:
Notwithstanding the definitions set forth in the Plan, for purposes of the Participant’s benefits under the Plan:
(a)“Cause” means the Participant’s (i) conviction for an act which constitutes common law fraud, embezzlement or a felony, or for an act of moral turpitude; (ii) gross negligence on the part of the Participant in the performance of his duties; (iii) breach of his duty of loyalty or care to the Employer that causes material injury to the Employer, except acts taken, or not taken, in good faith and with a reasonable belief that such acts (or inaction) were in the best interests of the Company; (iv) ongoing willful refusal or failure to perform the Participant’s duties or willful refusal or failure conform to the reasonable direction of the Board, in each case after receiving written notice describing his noncompliance and being given a 10 days opportunity to cure (to the extent curable) such noncompliance; or (v) material breach of this Agreement, the Participant’s Employment Agreement with CPG International LLC dated May 26, 2016 (the “Employment Agreement”), the Participant’s Non-Competition Agreement with CPG International LLC dated May 26, 2016 or any other material written agreement with the Company, which is not cured (to the extent curable) within 10 business days following written notice from the Company.
(b)“Comparable Offer” means an offer of employment that provides for (i) Base Pay and a Target Bonus that is at least equal to the Participant’s Base Pay and Target Bonus as of immediately prior to the Closing; (ii) substantially similar duties, authority and scope of duties and substantially similar position and responsibilities (including, but not limited to, the appointment of the Participant to the board of directors or similar governing body), in each case, as in effect for the Participant immediately prior to the Closing; and (iii) a geographic location that is within 35 miles from the location of the office at which the Participant is principally employed immediately prior to the Closing.

(c)“Disability” shall be deemed to have occurred if the Participant’s mental, physical or emotional disability is such that the Participant cannot substantially perform his duties under the Employment Agreement for a period of 90 consecutive days or for 180 days during any 365-day period.
(d)“Good Reason” means, with the Participant’s consent, (i) there is a reduction of the level of the Participant’s Base Salary or Target Bonus, (ii) a material reduction in the Participant’s duties, authority, or scope of duties; (iii) removal of the Participant from his position and responsibilities, which is not effected for Disability or for Cause, including, without limitation, failure to appoint the Participant to the Board, (iv) failure to pay the Participant the compensation payable under the Employment Agreement; (v) the relocation of the Participant’s office at which the Participant is principally employed to a location more than 35 miles from such office, except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations, or (vi) a material breach by the Company of the Employment Agreement, in each case provided that (A), the Participant has given the Company written notice of the termination within 90 days of the first date on which the Participant has knowledge of such event or conduct, (B) the Participant has provided the Company with at least 30 days to cure (to the extent curable), and (C) the date of the Participant’s termination of employment occurs within 150 days after the initial existence of the condition specified in such notice.
Miscellaneous:
(a)For purposes of any outstanding awards held by the Participant under the AZEK Company Inc. 2020 Omnibus Incentive Compensation Plan (as amended from time to time and any successor omnibus equity plan), “Cause” shall have the meaning set forth in this Agreement.
(b)This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to the principles of conflict of law.
(c)This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(d)This Agreement and the Plan represent the entire agreement between the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the Company and the Participant; provided, however, that the restrictive covenants set forth in Appendix A attached hereto are in addition and not in lieu of any other restrictive covenant agreements between the Participant and the Company. If any dispute should arise under this Agreement, it shall be settled in accordance with the terms of the Plan.
(e)This Agreement shall be binding on the executors, heirs, administrators, successors and assigns of the Participant and the successors and assigns of Company and shall inure to the benefit of the respective executors, heirs, administrators, successors and assigns of the Company.
[Signature page follows.]
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IN WITNESS WHEREOF, the Participant and the Company hereto have executed this Agreement as of the date first set forth above.
THE AZEK COMPANY INC.

/s/ Morgan Walbridge
Name: Morgan Walbridge
Title: Chief Legal Officer

PARTICIPANT

/s/ Jesse Singh
Name: Jesse Singh

Appendix A
Restrictive Covenants
The Participant acknowledges and agrees that the Participant has and will continue to receive confidential, proprietary and trade secret information regarding the business and affairs of the Company and that the use and disclosure of such information following a termination of employment, even if inadvertent, would cause significant damage to the legitimate business interests of the Company. The Participant further acknowledges and agrees that the receipt of such confidential, proprietary and trade secret information and the severance benefits payable under the terms of the Plan are adequate and sufficient consideration to support the Participant’s obligations under this Appendix A. Capitalized terms used by not defined herein shall have the meanings set forth in the Plan.
1.State Specific Provisions. Section 4(a)(i) below does not apply if the Participant at the time of his or her Termination Date is based (i) in California; (ii) in Illinois and makes less than $75,000 annually as of 2024 (or such amount in future years as subsequently adjusted under Illinois law); or (iii) in Maryland and makes less than $46,800 annually as of 2024 (or such amount in future years as subsequently adjusted under Maryland law). Sections 4(a)(ii)-(iv) below do not apply if the Participant at the time of his or her Termination Date is based (i) in California or (ii) in Illinois and makes less than $45,000 annually as of 2024 (or such amount in future years as subsequently adjusted under Illinois law).
2.Confidentiality.
(a)Each Participant shall not, without the prior written consent of the Company, use for the Participant or for others, or divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity, any Confidential Information (as defined below) pertaining to the business of the Company, except when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Participant to divulge, disclose or make accessible such information. All Confidential Information in such Participant’s possession shall be returned to the Company promptly.
(b)As used herein, “Confidential Information” means non-public information concerning the Company, including financial data, strategic business plans, product development or other proprietary product data, customer lists, consulting or licensing agreements, vendor lists, lists of potential customers, pricing and credit techniques, private processes, marketing plans, reports, summaries, analyses or other proprietary information now or hereafter in the possession of a Participant, except for specific items which have become publicly available information (other than such items which Participant knows have become publicly available through a breach of fiduciary duty or any confidentiality agreement).
3.Non-Disparagement. During the Participant’s employment and thereafter, the Participant shall not make any statement that criticizes, ridicules, disparages or is otherwise negative or derogatory of the Company or any of its employees, officers, directors or stockholders.

4.Non-Competition and Non-Solicitation.
(a)Subject to the provisions of Section 4(c) below, during the Restricted Period (as defined below), the Participant shall not, without the prior written consent of the Company, directly or indirectly:
(i)directly or indirectly, as a sole proprietor, member of a partnership, stockholder, investor, officer or director of a corporation, including, without limitation, as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity, render any service to (including the making of investments in or otherwise providing capital to) any competitor (or any person or entity that is reasonably anticipated to become a competitor within the term hereof) of the Company, within the Geographic Area (as defined below); it being understood that such a person, partnership, corporation or other business organization or entity is in competition with the Company if it is then engaging or planning to engage during the Restricted Period, itself or through any joint venture, partnership, or otherwise, in any business in which (A) the Company has been engaged in at or prior to the Termination Date (unless the Company has stopped engaging in such business) or (B) the Company is engaged in or has taken steps in preparation to engage in during the 12-month period prior to the Termination Date;
(ii)induce or attempt to induce any person or entity which is or was a customer or client of the Company, or becomes a customer or client of the Company, to terminate or reduce its relationship or otherwise cease doing business in whole or in part with the Company;
(iii)(A) solicit, entice, or induce any person who is an employee, consultant, independent contractor or other service provider of the Company (a “Company Service Provider”), becomes a Company Service Provider, or was a Company Service Provider in the 12-month period prior to the Termination Date to become employed or engaged by any other person, firm, corporation or to leave his or her employment or engagement with the Company, (B) approach any such Company Service Provider for such purpose, or (C) authorize or knowingly approve the taking of such actions by any other person; provided, however, that the use of general solicitations or advertisements that do not target current or former employees or other service providers of the Company shall not be prohibited; or
(iv)interfere with any relationship between the Company and any of its customers or clients so as to cause harm to the Company.
(b)Nothing in Section 4(a) shall prohibit Participant from (i) engaging in any business that is not in competition with the Company, or (ii) investing in the securities of any corporation having securities listed on a national securities exchange, provided that such investment does not exceed 2% of any class of securities of any corporation engaged in business in competition with the Company; provided that such investment represents a passive investment and that neither the Participant nor any group of persons including the Participant, in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations or otherwise takes any part in its business, other than exercising his or her rights as a shareholder, or seeks to do any of the foregoing.
(c)As used herein:
(i)“Geographic Area” means the United States and any other specific geographic areas or customer markets within such geographic areas service by the Company during the Participant’s employment with the Company.
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(ii)“Restricted Period” means the period beginning on the date hereof and ending on the date that is 24 months following the Participant’s Termination Date.
5.Trade Secrets. 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, the Participants have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Participants also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Appendix A is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly permitted by 18 U.S.C. § 1833(b).
6.Whistleblower Protection. Notwithstanding anything to the contrary contained herein, no provision of this Appendix A shall be interpreted so as to impede the Participant (or any other individual) from reporting possible violations of federal law or regulation to any governmental agency or entity or making other disclosures under the whistleblower provisions of federal law or regulation or accepting any monetary reward in connection therewith. The Participant does not need the prior authorization of the Company to make any such reports or disclosures and the Participant shall not be required to notify the Company that such reports or disclosures have been made.
7.Remedy for Certain Breaches.
(a)The Participant acknowledges and agrees that the restrictions on the Participant’s activities under the provisions of Sections 2-4 above are required for the reasonable protection of the Company. The Participant irrevocably and unconditionally (i) agrees that in addition to any other remedies which the Company may have under this Appendix A or otherwise, all of which remedies shall be cumulative, the Company shall be entitled to apply to any court of competent jurisdiction for preliminary and permanent injunctive relief and other equitable relief, without the necessity of proving actual damage, restraining the Participant from doing or continuing to do or perform any acts constituting such breach or threatened breach, (ii) agrees that such relief and any other claim by the Company pursuant hereto may be brought in the United States District Court for the Northern District of Illinois, or if such court does not have subject matter jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the State of Illinois, (iii) consents to the nonexclusive jurisdiction of any such court in any such suit, action or proceeding, and (iv) waives any objection which the Participant may have to the laying of venue of any such suit, action or proceeding in any such court.
(b)The Participant agrees that the existence of any claim or cause of action by the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by such company of the provisions of this Agreement.
8.Nature of Restrictions. The Participant has carefully considered the nature and extent of the restrictions upon the Participant and the rights and remedies conferred upon the Company under this Appendix A, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of the Participant, would not operate as a bar to the Participant’s sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Participant.
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9.Reformation of Agreement; Severability. In the event that any of the provisions of Sections 2-4 shall be found by a court of competent jurisdiction to be invalid or unenforceable to any extent for any reason such court shall exercise its discretion in reforming such provision(s) to the end that the Participant shall be subject to confidentiality, non-disparagement, non-solicitation and non-competition covenants that are reasonable under the circumstances and enforceable by the Company. In the event that any other provision of this Appendix A or application thereof to anyone or under any circumstance is found to be invalid or unenforceable in any jurisdiction to any extent for any reason, such invalidity or unenforceability shall not affect any other provision or application of this Appendix A which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.
10.Remedies; Waiver. No remedy conferred upon the Company by this Appendix A is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.
11.Governing Law. This Appendix A will be construed, administered, and enforced in accordance with the laws of the State of Illinois without regard to its choice of law provisions.
12.Incorporation. This Appendix A shall be subject to Sections 11, 12, 13, 14, 17 and 18 of the Plan, mutatis mutandis.
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